Exhibit 10.9

DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF RENTS
AND LEASES AND FIXTURE FILING (TENNESSEE)

by and from

WARNER MUSIC GROUP, INC., “Trustor”

to

KAY B. HOUSCH, a resident of Davidson County, “Trustee”

in favor of

BANK OF AMERICA, N.A.,
in its capacity as Agent, “Beneficiary”

Dated as of February 29, 2004

MAXIMUM PRINCIPAL INDEBTEDNESS FOR TENNESSEE RECORDING TAX PURPOSES IS $-0-;
TAX EQUAL TO $86,337.00 PAID ON $75,077,810.00 TO THE DAVIDSON COUNTY, TENNESSEE
REGISTER’S OFFICE UNDER INSTRUMENT NO. 20040303-0024361

Location:	21 Music Square West
Municipality:	Nashville
County:	Davidson
State:	Tennessee

THE SECURED PARTY (BENEFICIARY) DESIRES THIS FIXTURE FILING
TO BE INDEXED AGAINST THE RECORD OWNER OF THE REAL ESTATE
DESCRIBED HEREIN

PREPARED BY, RECORDING REQUESTED BY,
AND WHEN RECORDED MAIL TO:

Davis Polk & Wardwell
450 Lexington Avenue
New York, New York 10017
Attention: Susan D. Kennedy, Esq.

DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF RENTS
AND LEASES AND FIXTURE FILING (TENNESSEE)

THIS DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING (TENNESSEE) (this “Deed of Trust”) is dated as of February 29, 2004 by and from Warner Music Group, Inc., a Delaware corporation (“Trustor”), whose address is 75 Rockefeller Plaza, 12th Floor, New York, New York 10019, to Kay B. Housch, a resident of Davidson County, Tennessee (“Trustee”), with an address at Suite 310, 222 Second Avenue North, Nashville, Tennessee 37201, for the benefit of BANK OF AMERICA, N.A., a national association, as administrative agent (in such capacity, “Agent”) for the Secured Parties as defined in the Credit Agreement (defined below), having an address at Independence Center, 15th Floor, NC1-001-15-04, 101 North Tryon Street, Charlotte, North Carolina 28255 (Agent, together with its successors and assigns, “Beneficiary”).

This instrument covers property which is or may become so affixed to real property as to become fixtures and also constitutes a fixture filing under § 47-9-502(c) of Tennessee Code Annotated. NOTICE PURSUANT TO § 47-28-104 OF TENNESSEE CODE ANNOTATED: This Deed of Trust secures future advances which are “obligatory advances” as defined in the aforesaid statute. This Deed of Trust is for “commercial purposes” as defined in said statute.

ARTICLE 1
DEFINITIONS

Section 1.1                                   Definitions.  All capitalized terms used herein without definition shall have the respective meanings ascribed to them in that certain Credit Agreement dated as of even date herewith, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time (the “Credit Agreement”), among WMG Acquisition Corp. and the Overseas Borrowers Party thereto, as Borrowers (collectively “Borrower”), WMG Holdings Corp. and the other Secured Parties identified therein. As used herein, the following terms shall have the following meanings:

(a) “Debtor Relief Laws”:  the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

(b) “Event of Default”:  An Event of Default under and as defined in the Credit Agreement.

(c) “Loan Parties”:  collectively, each Borrower and each Guarantor.

(d) “Obligations”:  means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit, or Secured Hedge Agreement whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party. The Credit Agreement contains a revolving credit facility which permits Borrower to borrow certain principal amounts, repay all or a portion of such principal amounts, and reborrow the amounts previously paid to the Secured Parties, all upon satisfaction of certain conditions stated in the Credit Agreement. This Deed of Trust secures all advances and re-advances under the Credit Agreement, including, without limitation, those under the revolving credit facility contained therein.

(e) “Permitted Liens”:  Liens described in Sections 7.01 of the Credit Agreement.

(f) “Secured Obligations”:  the payment of all Obligations of Trustor now or hereafter existing under the Loan Documents and the Secured Hedge Agreements (together, the “Finance Documents”), whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise.

(g) “Secured Hedge Agreement”:  any Swap Contract required or permitted under Article 6 or Article 7 of the Credit Agreement that is entered into by and between any Loan Party and any Hedge Bank.

(h) “Secured Parties”:  Secured Parties as defined in the Credit Agreement and Trustee.

(i) “Trust Property”:  The fee interest in the real property described in Exhibit A attached hereto and incorporated herein by this reference, together with any greater estate in such real property as hereafter may be acquired by Trustor (the “Land”), and all of Trustor’s right, title and interest in and to (1) all improvements now owned or hereafter acquired by Trustor, now or at any time situated, placed or constructed upon the Land (the “Improvements”; the Land and Improvements are collectively referred to as the “Premises”), (2) all materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Trustor and now or hereafter attached to, installed in or used in connection with any of the Improvements or the Land, and water, gas, electrical, telephone, storm and sanitary sewer facilities and all other utilities whether or not situated in easements (the “Fixtures”), (3) all goods, accounts, general intangibles, instruments, documents, chattel paper and all other personal property of any kind or character, including such items of personal property as defined in the UCC (defined below), now owned or hereafter acquired by Trustor and now or hereafter affixed to, placed upon, used in connection with, arising from or otherwise related to the Premises (the “Personalty”), (4) all reserves, escrows or impounds required under the Credit Agreement or any of the other Loan Documents and all deposit accounts maintained by Trustor with respect to the Trust Property (the “Deposit Accounts”), (5) all leases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) to which Trustor is a party which grant to any Person a possessory interest in, or the right to use, all or any part of the Trust Property, together with all related security and other deposits (the “Leases”), (6) all of the rents, revenues, royalties, income, proceeds, profits, security and other types of deposits, and other benefits paid or payable by parties to the Leases for using, leasing, licensing possessing, operating from, residing in, selling or otherwise enjoying the Trust Property (the “Rents”), (7) all other agreements, such as construction contracts, architects’ agreements, engineers’ contracts, utility contracts, maintenance agreements, management agreements, service contracts, listing agreements, guaranties, warranties, permits, licenses, certificates and entitlements in any way relating to the construction, use, occupancy, operation, maintenance, enjoyment or ownership of the Trust Property (the “Property Agreements”), excluding any agreement to the extent that (but only as long as) the terms thereof prohibit the assignment of, or granting a security interest in, such agreement (it being understood and agreed, however, (i) that notwithstanding the foregoing, all rights to payment for money due or to become due pursuant to any such excluded agreement shall be subject to the security interests created by this Deed of Trust and (ii) such excluded agreement shall otherwise be subject to the security interests created by this Deed of Trust upon receiving any necessary approvals or waivers permitting the assignment thereof), (8) all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing, (9) all property tax refunds payable to Trustor with respect to the Trust Property (the “Tax Refunds”), (10) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof (the “Proceeds”), (11) subject to the terms of the Credit Agreement governing insurance proceeds, all insurance policies, unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by Trustor (the “Insurance”), and (12) subject to the terms of the Credit Agreement governing condemnation awards, all awards, damages, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to any condemnation or other taking (or any purchase in lieu thereof) of all or any portion of the Land, Improvements, Fixtures or Personalty (the “Condemnation Awards”). As used in this Deed of Trust, the term “Trust Property” shall mean all or, where the context permits or requires, any portion of the above or any interest therein.

(j) “UCC”:  The Uniform Commercial Code of Tennessee or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than Tennessee, then, as to the matter in question, the Uniform Commercial Code in effect in that state.

ARTICLE 2
GRANT[INSERT ONLY IF DEED OF TRUST IS CAPPED:  ;  REVOLVING LOAN]

Section 2.1                                   Grant.  To secure the full and timely payment of the Obligations and the full and timely performance of the Obligations, Trustor GRANTS, BARGAINS, ASSIGNS, SELLS, CONVEYS and CONFIRMS, unto the Trustee for the benefit of Beneficiary the Trust Property, subject, however, only to the matters set forth on Exhibit B attached hereto (the “Permitted Encumbrances”) and to Permitted Liens, TO HAVE AND TO HOLD the Trust Property to Trustee, together with all the hereditaments and appurtenances thereunto belonging or in anywise appertaining, and Trustor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Trust Property unto Beneficiary.

Section 2.2                                   Treatment of Borrowings and Repayments.  Pursuant to the Credit Agreement, the amount of the Obligations may increase and decrease from time to time as the Secured Parties advance, Borrower repays, and the Secured Parties re-advance sums pursuant to the Credit Agreement.  For purposes of this Deed of Trust, so long as the balance of the Obligations equals or exceeds the maximum principal amount secured hereby (“Secured Amount”), the amount of the Obligations secured by this Deed of Trust shall at all times equal only the Secured Amount. Such Secured Amount represents only a portion of the first sums advanced by the Secured Parties in respect of the Obligations.

Section 2.3                                   Reduction of Secured Amount.  The Secured Amount shall be reduced only by the last and final sums that Borrower repays with respect to the Obligations and shall not be reduced by any intervening repayments of the Obligations. So long as the balance of the Obligations exceeds the Secured Amount, any payments and repayments of the Obligations shall not be deemed to be applied against, or to reduce, the portion of the Obligations secured by this Deed of Trust. Such payments shall instead be deemed to reduce only such portions of the Obligations as are secured by other collateral located outside of the State of Tennessee.

ARTICLE 3
WARRANTIES, REPRESENTATIONS AND COVENANTS

Trustor warrants, represents and covenants to Beneficiary as follows:

Section 3.1                                   Title to Trust Property and Lien of this Instrument.  Trustor owns the Trust Property free and clear of any liens, claims or interests, except the Permitted Encumbrances and

Permitted Liens. This Deed of Trust creates valid, enforceable first priority liens and security interests against the Trust Property, except for Permitted Encumbrances and Permitted Liens.

Section 3.2                                   First Lien Status.  Trustor shall preserve and protect the first lien and security interest status of this Deed of Trust. If any lien or security interest other than a Permitted Encumbrance or a Permitted Lien is asserted against the Trust Property, Trustor shall promptly, and at its expense, (a) give Beneficiary a detailed written notice of such lien or security interest (including origin, amount and other terms), and (b) pay the underlying claim in full or take such other action so as to cause it to be released or contest the same as required by and in compliance with the Credit Agreement (including, if applicable under the Credit Agreement, the requirement of providing a bond or other security satisfactory to Beneficiary). Beneficiary has not consented and will not consent to any contract or to any work or to the furnishing of any materials which might be deemed to create a lien or liens superior to the lien of this instrument, either under § 66-11-108 of Tennessee Code Annotated, or otherwise.

Section 3.3                                   Payment and Performance.  Trustor covenants and agrees that, so long as any part of the Obligations shall remain unpaid, any Letter of Credit shall be outstanding, any Secured Party shall have any Commitment or any Secured Hedge Agreement shall be in effect, Trustor shall perform and observe all of the terms, covenants and agreements set forth in the Loan Documents on its part to be performed or observed (including without limitation the Subsidiary Guaranty) or that Borrower has agreed to cause Trustor to perform or observe.

Section 3.4                                   Replacement of Fixtures.  Trustor shall not, without the prior written consent of Beneficiary, permit any of the Fixtures owned or leased by Trustor to be removed at any time from the Land or Improvements, unless the removed item is removed temporarily for maintenance and repair or is permitted to be removed by the Credit Agreement.

Section 3.5                                   Insurance; Condemnation Awards and Insurance Proceeds.

(a) Insurance.  Trustor shall maintain or cause to be maintained with financially sound and reputable insurance companies, insurance with respect to the Trust Property against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Trustor) as are customarily carried under similar circumstances by such Persons. Subject to Trustor’s right to self-insure set forth in the foregoing sentence, each such policy of insurance shall name Beneficiary as the loss payee (or, in the case of liability insurance, an additional insured) thereunder for the ratable benefit of the Secured Parties, and shall provide for at least 30 days’ prior written notice of any material modification or cancellation of such policy. In addition to the foregoing, if any portion of the Trust Property is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (or any amendment or successor act thereto), then Trustor shall maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount sufficient to comply with all applicable rules and regulations promulgated pursuant to such Act.

(b) Condemnation Awards.  All Condemnation Awards awarded to Trustor shall be reinvested and/or applied in accordance with the terms of the Credit Agreement, including without limitation Section 2.05(b) thereof.

(c) Insurance Proceeds.  All proceeds of any insurance policies required under the Loan Documents relating to the Trust Property shall be reinvested and/or applied in accordance with the terms of the Credit Agreement, including without limitation Section 2.05(b) thereof.

ARTICLE 4
DEFAULT AND FORECLOSURE

Section 4.1                                   Remedies.  Upon the occurrence and during the continuance of an Event of Default, Beneficiary and Trustee, or either of them, may, at their election, exercise any or all of the following rights, remedies and recourses:

(a) Acceleration.  Subject to any provisions of the Loan Documents providing for the automatic acceleration of the Obligations upon the occurrence of certain Events of Default, declare the Obligations to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Trustor), whereupon the same shall become immediately due and payable.

(b) Entry on Trust Property.  Enter the Trust Property and take exclusive possession thereof and of all books, records and accounts relating thereto or located thereon. If Trustor remains in possession of the Trust Property following the occurrence and during the continuance of an Event of Default, and without Beneficiary’s prior written consent, Beneficiary or Trustee may invoke any legal remedies to dispossess Trustor.

(c) Operation of Trust Property.  Hold, lease, develop, manage, operate or otherwise use the Trust Property upon such terms and conditions as Beneficiary or Trustee may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Beneficiary or Trustee deems necessary or desirable), and apply all Rents and other amounts collected by Beneficiary in connection therewith in accordance with the provisions of Section 4.7.

(d) Sale.  Institute proceedings for sale of the Trust Property, either by judicial action or by power of sale, in which case the Trust Property may be sold for cash or credit in one or more parcels. With respect to any notices required or permitted under the UCC, Trustor agrees that ten (10) days’ prior written notice shall be deemed commercially reasonable. At any such sale by virtue of any judicial proceedings, power of sale, or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by law, Trustor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Trustor, and against all other Persons claiming or to claim the property sold or any part thereof, by, through or under Trustor. Beneficiary or any of the Secured Parties may be a purchaser at such sale. If Beneficiary or such other Secured Party is the highest bidder, Beneficiary or such other Secured Party may credit the portion of the purchase price that would be distributed to Beneficiary or such other Secured Party against the Obligations in lieu of paying cash. In the event this Deed of Trust is foreclosed by judicial action, appraisement of the Trust Property is waived.

(e) Receiver.  Make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Trustor or regard to the adequacy of the Trust Property for the repayment of the Obligations, the appointment of a receiver of the Trust Property, and Trustor irrevocably consents to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Trust Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions of Section 4.7.

(f) Other.  Exercise, with respect to the Trust Property only, all other rights, remedies and recourses granted under the Loan Documents or otherwise available at law or in equity.

Section 4.2                                   Separate Sales.  The Trust Property may be sold in one or more parcels and in such manner and order as Beneficiary in its sole discretion may elect. The right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

Section 4.3                                   Remedies Cumulative, Concurrent and Nonexclusive.  Beneficiary or Trustee shall have all rights, remedies and recourses granted in the Loan Documents and available at law or equity (including the UCC), which rights (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Trustor or others obligated under the Loan Documents, or against the Trust Property, or against any one or more of them, at the sole discretion of Beneficiary, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Beneficiary or Trustee in the enforcement of any rights, remedies or recourses under the Loan Documents or otherwise at law or equity shall be deemed to cure any Event of Default.

Section 4.4                                   Release of and Resort to Collateral.  Beneficiary may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Trust Property, any part of the Trust Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interest created in or evidenced by the Loan Documents or their status as a first and prior lien and security interest in and to the Trust Property. For payment of the Obligations, Beneficiary or Trustee may resort to any other security in such order and manner as Beneficiary may elect.

Section 4.5                                   Waiver of Redemption, Notice and Marshalling of Assets.  To the fullest extent permitted by law, Trustor hereby irrevocably and unconditionally waives and releases (a) to the extent not inconsistent with the terms of the Credit Agreement and the Subsidiary Guaranty, all benefit that might accrue to Trustor by virtue of any present or future statute of limitations or law or judicial decision exempting the Trust Property from attachment, levy or sale on execution or providing for any stay of execution, exemption from civil process, rights of redemption (whether statutory or at common law) or extension of time for payment, (b) all notices of any Event of Default other than any notices specifically required to be given under any Loan Document, (c) all notices of Beneficiary’s or Trustee’s election to exercise or the actual exercise of any right, remedy or recourse provided for under any Loan Document, other than any notices specifically required to be given under any Loan Document, and (d) any right to a marshalling of assets or a sale in inverse order of alienation.

Section 4.6                                   Discontinuance of Proceedings.  If Beneficiary or Trustee or any other Secured Party shall have proceeded to invoke any right, remedy or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon it for any reason, Beneficiary or Trustee or such other Secured Party, as the case may be, shall have the unqualified right to do so and, in such an event, Trustor, Trustee, Beneficiary and the other Secured Parties shall be restored to their former positions with respect to the Obligations, the Loan Documents, the Trust Property and otherwise, and the rights, remedies, recourses and powers of Beneficiary and Trustee and the other Secured Parties shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Beneficiary or Trustee or any other Secured Party thereafter to exercise any right, remedy or recourse under the Loan Documents for such Event of Default.

Section 4.7                                   Application of Proceeds.  The proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, management, operation or other use of the Trust Property, shall be applied by Beneficiary (or the receiver, if one is appointed) in the following order unless otherwise required by applicable law:

(a) first, to the payment of the costs and expenses of taking possession of the Trust Property and of holding, using, leasing, repairing, improving and selling the same, including, without limitation (1) receiver’s fees and expenses, including the repayment of the amounts evidenced by any receiver’s certificates, (2) court costs, (3) attorneys’ and accountants’ fees and expenses, and (4) costs of advertisement;

(b) second, to the payment of the Obligations and performance of the Secured Obligations in the manner and order of preference provided under Section 8.03 of the Credit Agreement, and

(c) thereafter, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as other required under applicable law.

Section 4.8                                   Occupancy After Foreclosure.  Any sale of the Trust Property or any part thereof in accordance with Section 4.1(d) will divest all right, title and interest of Trustor in and to the property sold. Subject to applicable law, any purchaser at a foreclosure sale will receive immediate possession of the property purchased. If Trustor retains possession of such property or any part thereof subsequent to such sale, Trustor will be considered a tenant at sufferance of the purchaser, and will, if Trustor remains in possession after demand to remove, be subject to eviction and removal, forcible or otherwise, with or without process of law.

Section 4.9                                   Additional Advances and Disbursements; Costs of Enforcement.

(a) Upon the occurrence and during the continuance of any Event of Default, Beneficiary and Trustee and each of the other Secured Parties shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Trustor. All sums advanced and expenses incurred at any time by Beneficiary or Trustee or any other Secured Party under this Section 4.9, or otherwise under this Deed of Trust or any of the other Loan Documents or applicable law, shall, subject to any limitations thereon contained in any Loan Document, be payable on demand and shall bear interest from and including the date that such sum is advanced or expense incurred, to and excluding the date of reimbursement, at the interest rate applicable to Base Rate Loans pursuant to Section 2.08(a) of the Credit Agreement (provided that following the occurrence and during the continuance of any Event of Default, interest shall accrue on such sums at the Default Rate applicable to Base Rate Loans pursuant to Section 2.08(b) of the Credit Agreement), and all such sums, together with interest thereon, shall be secured by this Deed of Trust.

(b) Trustor shall pay all expenses (including reasonable attorneys’ fees and expenses) of or incidental to the perfection and enforcement of this Deed of Trust, or the enforcement, compromise or settlement of the Obligations or any claim under this Deed of Trust, and for the curing thereof, or for defending or asserting the rights and claims of Beneficiary in respect thereof, by litigation or otherwise.

Section 4.10                            No Beneficiary in Possession.  Neither the enforcement of any of the remedies under this Article 4, the assignment of the Rents and Leases under Article 5, the security interests under Article 6, nor any other remedies afforded to Beneficiary under the Loan Documents, at law or in equity shall cause Beneficiary or any other Secured Party to be deemed or construed to be a “mortgagee in possession” of the Trust Property, to obligate Beneficiary or any other Secured Party to lease the Trust Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

ARTICLE 5
ASSIGNMENT OF RENTS AND LEASES

Section 5.1                                   Assignment.  In furtherance of and in addition to the assignment made by Trustor in Section 2.1 of this Deed of Trust, Trustor hereby absolutely and unconditionally assigns, sells, transfers and conveys to Beneficiary all of its right, title and interest in and to all Leases, whether now existing or hereafter entered into, and all of its right, title and interest in and to all Rents. This assignment is an absolute assignment and not an assignment for additional security only. So long as no Event of Default shall have occurred and be continuing, Trustor shall have a revocable license from Beneficiary to exercise all rights extended to the landlord under the Leases, including the right to receive and collect all Rents. The foregoing license is granted subject to the conditional limitation that no Event of Default shall have occurred and be continuing. Upon the occurrence and during the continuance of an Event of Default, whether or not legal proceedings have commenced, and without regard to waste, adequacy of security for the Obligations or solvency of Trustor, the license herein granted shall automatically expire and terminate, without notice to Trustor by Beneficiary (any such notice being hereby expressly waived by Trustor to the extent permitted by applicable law).

Section 5.2                                   Perfection Upon Recordation.  Trustor acknowledges that Beneficiary has taken all actions necessary to obtain, and that upon recordation of this Deed of Trust, Beneficiary shall have, to the extent permitted under applicable law, a valid and fully perfected, first priority, present assignment of the Rents arising out of the Leases and all security for such Leases. Trustor acknowledges and agrees that upon recordation of this Deed of Trust, Beneficiary’s interest in the Rents shall be deemed to be present and fully perfected, “choate” and enforced as to Trustor and to the extent permitted under applicable law, all third parties, including, without limitation, any subsequently appointed trustee in any case under Title 11 of the United States Code (the “Bankruptcy Code”), without the necessity of commencing a foreclosure action with respect to this Deed of Trust, making formal demand for the Rents, obtaining the appointment of a receiver or taking any other affirmative action.

Section 5.3                                   Bankruptcy Provisions.  Without limitation of the absolute nature of the assignment of the Rents hereunder, Trustor and Beneficiary agree that (a) this Deed of Trust shall constitute a “security agreement” for purposes of Section 552(b) of the Bankruptcy Code, (b) the security interest created by this Deed of Trust extends to property of Trustor that comprises the Trust Property and was acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents and (c) such security interest shall extend to all Rents acquired by the estate after the commencement of any case in bankruptcy.

Section 5.4                                   No Merger of Estates.  So long as part of the Secured Obligations remain unpaid and undischarged, the fee and leasehold estates to the Trust Property shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Trustor, Beneficiary, any tenant or any third party by purchase or otherwise.

ARTICLE 6
SECURITY AGREEMENT

Section 6.1                                   Security Interest.  This Deed of Trust constitutes a “security agreement” within the meaning of the UCC and other applicable law and with respect to the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards. To this end, Trustor grants to Beneficiary a first and prior security interest in the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance, Condemnation Awards and all other Trust Property which is collateral, a security interest in which may be perfected by the filing of a financing statement, to secure the payment of the Obligations and performance of the Secured Obligations, and agrees that Beneficiary shall have all the rights and remedies of a secured party under the UCC with respect to such collateral. Any notice of sale, disposition or other intended action by Beneficiary with respect to the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards sent to Trustor at least ten (10) days prior to any action under the UCC shall constitute reasonable notice to Trustor. In the event of any inconsistency between the terms of this Deed of Trust and the terms of the Security Agreement with respect to the collateral covered both therein and herein, the Security Agreement shall control and govern to the extent of any such inconsistency.

Section 6.2                                   Financing Statements.  Trustor shall prepare and deliver to Beneficiary such financing statements, and shall execute and deliver to Beneficiary such documents, instruments and further assurances, in each case in form and substance satisfactory to Beneficiary, as Beneficiary may, from time to time, reasonably consider necessary to create, perfect and preserve Beneficiary’s security interest hereunder. Trustor hereby irrevocably authorizes Beneficiary to cause financing statements (and amendments thereto and continuations thereof) and any such documents, instruments and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve Beneficiary’s security interest in the Trust Property hereunder. Trustor represents and warrants to Beneficiary that Trustor’s jurisdiction of organization is the State of Delaware. After the date of this Deed of Trust, Trustor shall not change its name, type of organization, organizational identification number (if any), jurisdiction of organization or location (within the meaning of the UCC) without complying in full with the terms of the Loan Documents with respect to any such changes.

Section 6.3                                   Fixture Filing.  This Deed of Trust shall also constitute a “fixture filing” for the purposes of the UCC against all of the Trust Property which is or is to become fixtures. The information provided in this Section 6.3 is provided so that this Deed of Trust shall comply with the requirements of the UCC for a deed of trust instrument to be filed as a financing statement. Trustor is the “Debtor” and its name and mailing address are set forth in the preamble of this Deed of Trust immediately preceding Article 1. Beneficiary is the “Secured Party” and its name and mailing address from which information concerning the security interest granted herein may be obtained are also set forth in the preamble of this Deed of Trust immediately preceding Article 1. A statement describing the portion of the Trust Property comprising the fixtures hereby secured is set forth in Section 1.1(i) of this Deed of Trust. Trustor represents and warrants to Beneficiary that Trustor is the record owner of the Trust Property, the employer identification number of Trustor is 13-3565869.

ARTICLE 7
MISCELLANEOUS

Section 7.1                                   Notices.  Any notice required or permitted to be given under this Deed of Trust shall be given in accordance with Section 10.02 of the Credit Agreement.

Section 7.2                                   Covenants Running with the Land.  All obligations contained in this Deed of Trust are intended by Trustor and Beneficiary to be, and shall be construed as, covenants running with the Trust Property. As used herein, “Trustor” shall refer to the party named in the first paragraph of this Deed of Trust and to any subsequent owner of all or any portion of the Trust Property. All Persons who may have or acquire an interest in the Trust Property shall be deemed to have notice of, and be bound by, the terms of the Credit Agreement and the other Loan Documents; provided, however, that no such party shall be entitled to any rights thereunder without the prior written consent of Beneficiary.

Section 7.3                                   Attorney-in-Fact.  Trustor hereby irrevocably appoints Beneficiary as its attorney-in-fact, which agency is coupled with an interest and with full power of substitution, with full authority in the place and stead of Trustor and in the name of Trustor or otherwise (a) to execute and/or record any notices of completion, cessation of labor or any other notices that Beneficiary deems necessary and appropriate to protect Beneficiary’s interest, if Trustor shall fail to do so promptly after written request by Beneficiary, (b) upon the issuance of a deed pursuant to the foreclosure of this Deed of Trust or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare and file or record financing statements and continuation statements, and to prepare, execute and file or record applications for registration and like papers necessary to create, perfect or preserve Beneficiary’s security interests and rights in or to any of the Trust Property, and (d) after the occurrence and during the continuance of any Event of Default, to perform any obligation of Trustor hereunder; provided, however, that (1) Beneficiary shall not under any circumstances be obligated to perform any obligation of Trustor; (2) any sums advanced by Beneficiary in such performance shall be added to and included in the Obligations and shall bear interest at the highest rate at which interest is then computed on any portion of the Obligations; (3) Beneficiary as such attorney-in-fact shall only be accountable for such funds as are actually received by Beneficiary; and (4) Beneficiary shall not be liable to Trustor or any other person or entity for any failure to take any action which it is empowered to take under this Section 7.3.

Section 7.4                                   Successors and Assigns.  This Deed of Trust shall be binding upon and inure to the benefit of Beneficiary, the other Secured Parties and Trustor and their respective successors and assigns. Trustor shall not, without the prior written consent of Beneficiary, assign any rights, duties or obligations hereunder.

Section 7.5                                   No Waiver.  Any failure by Beneficiary or the other Secured Parties to insist upon strict performance of any of the terms, provisions or conditions of this Deed of Trust shall not be deemed to be a waiver of same, and Beneficiary and the other Secured Parties shall have the right at any time to insist upon strict performance of all of such terms, provisions and conditions.

Section 7.6                                   Credit Agreement.  If any conflict or inconsistency exists between this Deed of Trust and the Credit Agreement, the Credit Agreement shall govern.

Section 7.7                                   Release or Reconveyance.  Upon payment in full of the Obligations and performance in full of the Secured Obligations or upon a sale or other disposition of the Trust Property permitted by the Credit Agreement, Beneficiary, at Trustor’s request and expense, shall promptly release the liens and security interests created by this Deed of Trust or reconvey the Trust Property to Trustor.

Section 7.8                                   Waiver of Stay, Moratorium and Similar Rights.  Trustor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any stay, marshalling of assets, extension, statutory or equitable or common law rights of redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement (consistent with the terms of the Credit Agreement) of the provisions of this Deed of Trust or the Secured Obligations, or any rights or remedies provided hereunder in favor of Beneficiary or any other Secured Party.

Section 7.9                                   Applicable Law.  The provisions of this Deed of Trust regarding the creation, perfection and enforcement of the liens and security interests herein granted shall be governed by and construed under the laws of the state in which the Trust Property is located. All other provisions of this Deed of Trust shall be governed by the laws of the State of New York (including, without limitation, Section 5-1401 of the General Obligations Law of the State of New York).

Section 7.10                            Headings.  The Article, Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

Section 7.11                            Severability.  If any provision of this Deed of Trust shall be held by any court of competent jurisdiction to be unlawful, void or unenforceable for any reason, such provision shall be deemed severable from and shall in no way affect the enforceability and validity of the remaining provisions of this Deed of Trust.

Section 7.12                            Entire Agreement.  This Deed of Trust and the other Loan Documents embody the entire agreement and understanding between Beneficiary and Trustor relating to the subject matter hereof and thereof and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof.  Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

Section 7.13                            Beneficiary as Agent; Successor Agents.

(a) Agent has been appointed to act as Agent hereunder by the other Secured Parties. Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of the Trust Property) in accordance with the terms of the Credit Agreement, any related agency agreement among Agent and the other Secured Parties (collectively, as amended, amended and restated, supplemented or otherwise modified or replaced from time to time, the “Agency Documents”) and this Deed of Trust. Trustor and all other Persons shall be entitled to rely on releases, waivers, consents, approvals, notifications and other acts of Agent, without inquiry into the existence of required consents or approvals of the Secured Parties therefor.

(b) Beneficiary shall at all times be the same Person that is Agent under the Agency Documents. Written notice of resignation by Agent pursuant to the Agency Documents shall also constitute notice of resignation as Agent under this Deed of Trust. Removal of Agent pursuant to any provision of the Agency Documents shall also constitute removal as Agent under this Deed of Trust. Appointment of a successor Agent pursuant to the Agency Documents shall also constitute appointment of a successor Agent under this Deed of Trust. Upon the acceptance of any appointment as Agent by a successor Agent under the Agency Documents, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent as the Beneficiary under this Deed of Trust, and the retiring or removed Agent shall promptly (i) assign and transfer to such successor Agent all of its right, title and interest in and to this Deed of Trust and the Trust Property, and (ii) execute and deliver to such successor Agent such assignments and amendments and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Agent of the liens and security interests created hereunder, whereupon such retiring or removed Agent shall be discharged from its duties and obligations under this Deed of Trust. After any retiring or removed Agent’s resignation or removal hereunder as Agent, the provisions of this Deed of Trust and the Agency Documents shall inure to its benefit as to any actions taken or omitted to be taken by it under this Deed of Trust while it was Agent hereunder.

ARTICLE 8
LOCAL LAW PROVISIONS

Section 8.1                                   Power of Sale.  Beneficiary may require the Trustee, and the Trustee is hereby authorized and empowered, to enter and take possession of the Trust Property and to sell all or part of the Trust Property, at public auction, to the highest bidder for cash, free from equity of redemption, any statutory or common law right of redemption, homestead, dower, marital share, and all other exemptions, after giving notice of the time, place and terms of such sale and of the Trust Property to be sold, by advertising the terms of such sale and of the Trust Property to be sold, by advertising the sale of the property for twenty-one (21) days by three (3) weekly notices in some newspaper published in the county and state where the Trust Property is situated, which notice may be given before or after entry by the Trustee. The Trustee shall execute a conveyance to the purchaser in fee simple and deliver possession to the purchaser, which the Trustor warrants shall be given without obstruction, hindrance or delay. The Trustee may sell all or any portion of the Trust Property, together or in lots or parcels, and may execute and deliver to the purchaser or purchasers of such property a conveyance in fee simple. The sale or sales by Trustee of less than the whole of the Trust Property shall not exhaust the power of sale herein granted, and Trustee is specifically empowered to make successive sale or sales under such power until the whole of the Trust Property shall be sold; and if the proceeds of such sale or sales of less than the whole of the Trust Property shall be less than the aggregate of the Secured Obligations and the expenses thereof, this Deed of Trust and the lien, security interest and assignment hereof shall remain in full force and effect as to the unsold portion of the Trust Property; provided, however, that Trustor shall never have any right to require the sale or sales of less than the whole of the Trust Property, but Beneficiary shall have the right at its sole election, to request the Trustee to sell less than the whole of the Trust Property. Beneficiary may bid and become the purchaser of all or any part of the Trust Property at any such sale, and the amount of Beneficiary’s successful bid may be credited on the Secured Obligations.

Section 8.2                                   Trustees.  The necessity of the Trustee herein named, or any successor in trust, making oath or giving bond, is expressly waived.

The Trustee, or any one acting in his or her stead, shall have, in their discretion, authority to employ all proper agents and attorneys in the execution of this trust and/or in the conducting of any sale made pursuant to the terms hereof, and to pay for such services rendered out of the proceeds of the sale of the Trust Property, should any be realized; and if no sale be made or if the proceeds of sale be insufficient to pay the same, then Trustor hereby undertakes and agrees to pay the cost of such services rendered to said Trustee. Trustee may rely on any document believed by him or her in good faith to be genuine. All money received by Trustee shall, until used or applied as herein provided, be held in trust, but need not be segregated (except to the extent required by law), and Trustee shall not be liable for interest thereon.

If the Trustee shall be made a party to or shall intervene in any action or proceeding affecting the Trust Property or the title thereto, or the interest of the Trustee or Beneficiary under this Deed of Trust, the Trustee and Beneficiary shall be reimbursed by Trustor, immediately and without demand, for all reasonable costs, charges, and attorney’s fees incurred by them or either of them in any such case, and the same shall be secured hereby as a further charge and lien upon the Trust Property.

In the event of the death, refusal, or of inability for any cause, on the part of the Trustee named herein, or of any successor trustee, to act at any time when action under the foregoing powers and trust may be required, or for any other reason satisfactory to the Beneficiary, the Beneficiary is authorized, either in its own name or through an attorney or attorneys in fact appointed for that purpose, by written instrument duly registered, to name and appoint a successor or successors to execute this trust, such appointment to be evidenced by writing, duly acknowledged; and when such writing shall have been registered, the substituted trustee named therein shall thereupon be vested with all the right and title, and clothed with all the power of the Trustee named herein and such like power of substitution shall continue so long as any part of the debt secured hereby remains unpaid.

[The remainder of this page has been intentionally left blank]

IN WITNESS WHEREOF, Trustor has on the date set forth in the acknowledgement hereto, effective as of the date first above written, caused this instrument to be duly EXECUTED AND DELIVERED by authority duly given.

TRUSTOR:

WARNER MUSIC GROUP, INC., a Delaware corporation

By:	/s/ Paul Robinson
Name: Paul Robinson
Title: Vice President

STATE OF New York

COUNTY OF New York

Before me, Carroll Smith, a Notary Public in and for said State and County aforesaid, personally appeared Paul Robinson, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself to be the Vice President of Warner Music Group, Inc., the within named bargainor, a corporation, and that  he, as such Vice President, being duly authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such Vice President.

WITNESS my hand and seal at office on this the 26th day of February, 2004.

/s/ Carroll E. Smith
Notary Public

[SEAL]

My commission expires:

CARROLL E. SMITH
NOTARY PUBLIC, State of New York
No. 01SM6079992
Qualified in New York County
Commission Expires September 3, 2006

EXHIBIT A

Legal Description

A tract of land in the First Civil District of Metropolitan Nashville-Davidson County, Tennessee, and being Lots 8, 9, 10 and 11 in O. H. Hayes Plan of Small Lots, as of record in Book 1, page 69, Chancery Court, Davidson County, Tennessee, and being more fully described according to a Boundary and As Built Survey dated June 13, 1989, prepared by Ragan-Smith-Murphy & Associates, Inc. as follows:

Beginning at an iron pin set on the west right of way line of Music Square East (50-foot right of way) at the northeast corner of a tract of land conveyed to Ronald K. Kerr as of record in Deed Book 7840, page 466, Register’s Office, for Davidson County, Tennessee, and said pin also being 50.12 feet from the intersection of the north right of way line of Roy Acuff Place and the west right of way line of Music Square East, as measured along the west right of way line of Music Square East; thence leaving said west right of way line and with the north line of Kerr, N 86 degrees 14 minutes 43 seconds W, a distance of 152.30 feet to an iron pin set on the east right of way line of Alley No. 440 (a 16-foot alley); thence, with the east line of said alley N 05 degrees 14 minutes 16 seconds E, a distance of 199.85 feet to an existing iron pin; said pin being the southwest corner of a tract of land conveyed to Francis R. Zambon by deed recorded in Book 5136, page 585, Register’s Office for Davidson County, Tennessee; thence with the south line of Zambon S 86 degrees 17 minutes 34 seconds E, a distance of 152.34 feet to an existing iron pin on the west right of way line of Music Square East; thence, with said west right of way line S 05 degrees 15 minutes 00 seconds W, distance of 199.97 feet to the point of beginning and containing 30,440 square feet or 0.699 acres, more or less.

Being the same property conveyed to Warner Music Group, Inc., a Delaware corporation, by quitclaim deed of record in Instrument #20031007-0148608, Register’s Office, Davidson County, Tennessee.

Address:

21 Music Square West, Nashville, TN

No. 93-13, Parcel 134 and Parcel 136

EXHIBIT B

PERMITTED ENCUMBRANCES

Those exceptions set forth in Schedule B of that certain policy of title insurance issued to Beneficiary by Stewart Title Guaranty Company on or about the date hereof pursuant to commitment number 2003192 dated December 22, 2003 (as updated and “marked” as of the date hereof).